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                                                                  EXHIBIT 10.40

                             INVESTORS' RIGHTS AGREEMENT


     THIS INVESTORS' RIGHTS AGREEMENT is made as of the 2nd day of October, 1998, by and among Viewlogic Systems, Inc., a Delaware corporation (the "Company"), Synopsys, Inc., a Delaware corporation ("Synopsys") and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                                       RECITALS

     WHEREAS, the Company and the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the "Series A Agreement");

     WHEREAS, in order to induce the Company and Synopsys to approve the issuance by the Company of its Series A Voting Preferred Stock and Series A-1 Non-Voting Preferred Stock (collectively, the "Series A Preferred Stock") and to induce the Investors to invest funds in the Company pursuant to the Series A Agreement, the Investors, Synopsys and the Company hereby agree that this Agreement shall govern the rights of the Investors and Synopsys to cause the Company to register shares of Common Stock of the Company (the "Common Stock") issued or issuable to them and certain other matters as set forth herein;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   REGISTRATION RIGHTS.  The Company covenants and agrees as follows:

          1.1  DEFINITIONS.  For purposes of this Section 1:

               (a)  The term "Act" means the Securities Act of 1933, as amended.

               (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

               (d) The term "Initial Offering" means the Company's first bona fide firm commitment underwritten public offering of its Common Stock under the Act with aggregate gross proceeds in excess of $20,000,000.

               (e) The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

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               (f)  The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

               (g) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock; (ii) the 3,966,722 shares of Common Stock issued to Synopsys; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and
(ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned provided, however, that shares of Common Stock which are Registrable Securities shall cease to be Registrable Securities upon (A) any sale pursuant to a Registration Statement or Rule 144(k) under the Securities Act or (ii) any sale or transfer in any manner to a person or entity which, by virtue of Section
1.14 of this Agreement is not entitled to the rights provided for herein.

               (h) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are Registrable Securities (assuming conversion into Common Stock of all outstanding Series A Preferred Stock).

               (i) The term "SEC" shall mean the Securities and Exchange Commission.

          1.2  REQUEST FOR REGISTRATION.

               (a) REQUEST RIGHTS OF SYNOPSYS. Subject to the conditions of this Section 1.2, if the Company shall receive at any time not less than 180 days after the effective date of the Initial Offering, a written request from Synopsys that the Company file a registration statement under the Act, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this
Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this
Section 1.2(a).

               (b) REQUEST RIGHTS OF THE SERIES A HOLDERS. Subject to the conditions of this Section 1.2, if the Company shall receive at any time not less than 180 days after the effective date of the Initial Offering, a written request from the Holders of thirty percent (30%) or more of the Registrable Securities then outstanding (the "Initiating Series A Holders") that the Company file a registration statement under the Act, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the

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limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(b).

               (c) If the Initiating Series A Holders or Synopsys intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a) or 1.2(b). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Series A Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Series A Holders). Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Series A Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (d) The Company shall not be required to effect a registration pursuant to this Section 1.2:

                    (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

                    (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2 in any twelve month period, and such registrations have been declared or ordered effective; or

                    (iii) if the request covers the registration of Registrable Securities with an anticipated aggregate offering price of less than $5,000,000; or

                    (iv) during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of, and ending on a date one

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hundred eighty (180) days following the effective date of, a Company-initiated registration subject to Section 1.3(a) below, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (v) if Synopsys or the Initiating Series A Holders, as the case may be, propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

                    (vi) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of Synopsys or the Initiating Series A Holders, as applicable, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12)-month period.

               (e) The Company shall not be required to effect a registration pursuant to Section 1.2(a) after the Company has effected six (6) registrations pursuant to Section 1.2(a), and such registrations have been declared or ordered effective.

               (f) The Company shall not be required to effect a registration pursuant to Section 1.2(b) after the Company has effected two (2) registrations pursuant to Section 1.2(b), and such registrations have been declared or ordered effective.

          1.3  PIGGY-BACK REGISTRATION RIGHTS.

               (a)  COMPANY REGISTRATIONS.

                    (i) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of
Section 1.3(a)(iii), use all

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reasonable efforts to cause to be registered under the Act all of the
Registrable Securities that each such Holder has requested to be registered.

                    (ii) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with
Section 1.7 hereof.

                    (iii) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall so advise the Holders in the written notice delivered pursuant to
Section 1.3(a) hereof. In such event the right of any Holders to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; PROVIDED, HOWEVER, that in no event shall the amount of securities of the selling Holders included in such offering be reduced to an amount less than 20% of the total amount of securities included in such offering unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included.

               (b)  OTHER REGISTRATIONS.

                    (i) If the Company proposes to register any of its stock or other securities under the Act pursuant to Section 1.2, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(b)(iii), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

                    (ii) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities

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in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

                    (iii) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall so advise the Holders in the written notice delivered pursuant to
Section 1.3(a) hereof. In such event the right of any Holders to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriters or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; PROVIDED, HOWEVER, that in no event shall the amount of securities of the selling Holders included in such offering be reduced to an amount less than 20% of the total amount of securities included in such offering unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included.

          1.4 FORM S-3 REGISTRATION. If the Company shall receive at any time not less than 180 days after the effective date of the Initial Offering, a written request from the Holders of thirty percent (30%) or more of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) use all reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this
Section 1.4:

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                    (i)    if Form S-3 is not available for such offering by
the Holders;

                    (ii) if the Holders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000;

                    (iii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this
Section 1.4; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve month period;

                    (iv) if the Company has, within the six-month period preceding the date of such request, already effected one registration on Form S-3 for the Holders pursuant to this Section 1.4; or

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

          1.5  OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty
(120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

               (b) prepare and file with the SEC such amendments and supplements to such registration

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statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (d) use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.6 INFORMATION FROM HOLDER. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          1.7 EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be requested in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; PROVIDED, HOWEVER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.8 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

               (b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section l.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided that in no event shall any indemnity under this Section l.9(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

               (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f)  The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days from the effective date of the Initial Offering;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

          1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds (A) with respect to any Holder, at least 1,000,000 shares of Registrable Securities or (B) with respect to Synopsys, after such assignment or transfer, holds at least 50% of the shares held by Synopsys on the date hereof (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          1.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 66-2/3% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder registration rights with respect to such securities unless under the terms of such agreement, such rights are subordinate to those granted herein.

          1.13 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's initial public offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

     In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          1.14 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 after three (3) years following the consummation of the Initial Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 of the Act.

     2.   COVENANTS OF THE COMPANY.

          2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to Synopsys or any Investor or transferee or assignee of Synopsys who acquires at least 50% of the shares held by Synopsys on the date hereof or any Investor that holds at least fifty percent (50%) of the shares held by such person or entity on the date hereof (a "Major Stockholder"):

               (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

               (b)  as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

               (c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

               (d)  as soon as practicable, but in any event at least thirty
(30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

               (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

               (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as a Major Stockholder may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

          2.2 INSPECTION. The Company shall permit each Major Stockholder, at such Major Stockholder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Stockholder; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

          2.3 TERMINATION OF INFORMATION AND INSPECTION COVENANTS. The covenants set forth in Sections 2.1 and 2.2 shall terminate as to Major Stockholders and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

          2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Stockholder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Major Stockholder includes any general partners and affiliates of a Major

Stockholder. A Major Stockholder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Stockholder in accordance with the following provisions.

               (a)  The Company shall deliver a notice in accordance with
Section 3.5 ("Notice") to the Major Stockholders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

               (b) By written notification received by the Company, within twenty (20) calendar days after the Major Stockholder's receipt of the Notice, the Major Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by such Major Stockholder (assuming conversion into Common Stock of any Preferred Stock and any convertible securities) bears to the total number of shares of Common Stock of the Company then issued and outstanding and held by all the Major Stockholders (assuming conversion into Common Stock of any Preferred Stock and any convertible securities). The Company shall promptly, in writing, inform each Major Stockholder that elects to purchase all the shares available to it (a "Fully-Exercising Investor") of any other Major Stockholder's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Stockholders were entitled to subscribe but were not so subscribed equal to the proportion that (i) the number of shares of Common Stock issued and held by such Fully-Exercising Investor (assuming conversion into Common Stock of any Preferred Stock and any convertible securities) bears to
(ii) the total number of shares of Common Stock issued and outstanding and then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares (assuming conversion into Common Stock of any Preferred Stock and any convertible securities).

               (c) If all Shares that the Major Stockholders are entitled to obtain pursuant to Section 2.4(b) are not elected to be obtained as provided in
Section 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not complete the sale of the Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Stockholders in accordance herewith.

               (d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) under employee benefit plans as in existence on the date hereof to employees, directors and consultants for the primary purpose of soliciting or retaining their services; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, at an offering price of at least $5.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and resulting in proceeds to the Company of at least $20 million in the aggregate; (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; or (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

          2.5 KEY-MAN INSURANCE. The Company shall obtain and maintain in full force and effect for a period of five (5) years from the date of Closing term life insurance in the amounts of $5,000,000 and $2,000,000 on the lives of William J. Herman and Richard G. Lucier, respectively, with proceeds payable to the Company until such time as the Board of Directors determines that such insurance should be discontinued.

          2.6 TERMINATION OF CERTAIN COVENANTS. The covenants set forth in Sections 2.4, 2.5 and 2.6 shall terminate and be of no further force or effect upon the consummation of the sale of securities pursuant to a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act, at an offering price of at least $5.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and resulting in proceeds to the Company of at least $20 million.

     3.   NONCOMPETITION.

          3.1 AGREEMENT OF COMPANY. The Company agrees, for itself and its successors, assigns, and any entity which it controls, that, in consideration of Synopsys' approval, as the sole stockholder of Company, of the investments being made by the Investors and the other transactions contemplated in connection therewith, the Company will be bound to the restrictions described in this
Section 3.1.

               (a) During the Restriction Period (as defined in Section 3.5 hereof), the Company will not, anywhere in the world in any capacity (whether as an agent, consultant, advisor, independent contractor, partner or otherwise) (i) develop, sell, license, market, distribute or support any EDA product or service, (ii) provide training or consulting services involving EDA, or (iii) run, own, manage, operate, control or invest in any company or other entity that engages in any activity involving EDA; provided, however, that (x) in the event the Company is acquired in a transaction permitted by Section 3.3 hereof, this prohibition shall not apply to (I) the EDA activities of the acquiror as they existed on the date of such acquisition or (II) additional EDA activities commenced by the acquiror after the date of such acquisition if such activities are conducted entirely by persons who were not employees or officers of the Company on or before the date of such acquisition and without any use of any patent, trademark, copyright or other intellectual property or other asset owned by the Company on or before the date of such acquisition, (y) this section shall not prohibit the Company from owning less than a 20% equity interest in a company that derives less than 20% of its revenues from EDA activities, and (z) anything to the contrary in this Section 3.1 notwithstanding, the Company may acquire a company which derives more than 20% of its revenues from EDA activities, provided that (a) Synopsys consents to the acquisition, which consent shall not be unreasonably withheld or delayed, and (b) the Company, with reasonable promptness, terminates such EDA activities through commercially reasonable means including, but not limited to, asset sales. Synopsys acknowledges that the Company is not in violation of this Section 3.1 on the date hereof.

               (b) (i)"EDA" shall mean electronic design automation products and services (including, without limitation, logic synthesis, test and timing analysis, verification, emulation, simulation, modeling, design reuse, physical design and hardware-software co-verification) for integrated circuits (including systems-on-a-chip) or circuit sub-elements contained therein; provided, however, that EDA does not include Systems Level products, services or other activities or FPGA Analysis products, services or other activities.


(ii) "Systems Level" means the design, test and timing analysis, verification, simulation, and emulation of systems comprising multiple discrete integrated circuit components and associated electrical interconnections; provided, however, that the term "Systems Level" excludes the design, test and timing analysis, verification, simulation, and emulation of individual application specific integrated circuits, as that term is understood in the industry on the date hereof ("ASICs") or circuit sub-elements contained therein.
Notwithstanding the foregoing, nominal or incidental capabilities or applicability of software to EDA shall not be deemed to render otherwise Systems Level products, services or other activities within the definition of EDA.

                    (iii) "FPGA Analysis" means designing, evaluating, configuring, programming, verifying, simulating and analyzing one or more field programmable gate arrays, as that term is understood in the industry on the date hereof ("FPGAs"), that are components of a system comprising multiple discrete integrated circuit components and associated electrical interconnections.

               (c) (1) Anything to the contrary in this Section 3.1 notwithstanding, until the earlier of (i) the end of the initial term of the VCS OEM Agreement and (ii) the termination of the VCS OEM Agreement by Synopsys for a reason other than a breach of such Agreement by the Company, the Company will not (directly or indirectly and whether as an agent, consultant, advisor, independent contractor, partner or otherwise) develop, sell, license, market, distribute or support a Verilog simulator with functionality overlapping the functionality of VCS, unless Synopsys is in material breach of the VCS OEM Agreement and the Company has given notice of termination.

                    (2) The restrictions contained in this subsection will not apply to the distribution by the Company of a third party Verilog simulation product with functionality overlapping that of VCS (a "Replacement Simulator") if (I) there is a price increase for the product made available under the VCS OEM Agreement that renders such product non-competitive given the functionality of such product; (II) there is a reduction in the functionality of the product made available under the VCS OEM Agreement, and the resulting product is not competitive at the price Synopsys proposes to charge the Company; (III) there is significant enhancement in the functionality of Verilog simulators available for distribution by the Company compared to the functionality of the product offered under the VCS OEM Agreement, with the result that the product offered under the VCS OEM Agreement is not competitive or (IV) Synopsys ceases to support the version of VCS made available to the Company's customers under the VCS OEM Agreement. Prior to entering into any agreement to distribute a Replacement Simulator (w) the Company must provide written notice to Synopsys that it believes one of the foregoing events has occurred, (x) Synopsys is given 30 days to review such notice; (y) the parties meet and discuss in good faith potential remedies for the situation and (z) if such discussions fail Synopsys has the opportunity to take the matter before a mutually acceptable impartial third party, and if Synopsys elects to do so such third party determines that the Company is justified in invoking the preceding sentence. The Company agrees that as of the date of this Agreement the functionality and price of the product made available under the VCS OEM Agreement are competitive.

               (d) (1) Anything to the contrary in this Section 3.1 notwithstanding, until the earlier of (i) date of end of initial term of the FPGA Express Agreement and (ii) the termination of the FPGA Express OEM Agreement by Synopsys for a reason other than a breach of such Agreement by the Company, the Company will not anywhere in the world (directly or indirectly and whether as an agent, consultant, advisor, independent contractor, partner or otherwise) (i) develop a logic synthesis tool for ASICs or (ii) develop, sell, license, market, distribute or support any product or service having the logic synthesis or logic analysis functionality implemented in FPGA Express, unless Synopsys is in material breach of the FPGA Express OEM Agreement.

                    (2) The restrictions contained in this subsection will not apply to the distribution by the Company of a third party product having the logic synthesis or logic analysis functionality implemented in FPGA Express (a "Replacement Synthesis Product") if (I) there is price increase for the product made available under the FPGA Express OEM Agreement that renders such product non-competitive given the functionality of such product; (II) there is a reduction in the functionality of the product made available under the FPGA Express OEM Agreement, and the resulting product is not competitive at the price Synopsys proposes to charge the Company; (III) there is significant enhancement in the functionality of FPGA synthesis products available for distribution by the Company compared to the functionality of the product offered under the FPGA Express OEM Agreement, with the result that the product offered under the FPGA Express OEM Agareement is not competitive or (IV) Synopsys ceases to support the version of FPGA Express made available to the Company's customers under the FPGA Express

OEM Agreement. Prior to entering into any agreement to distribute a Replacement Syntheses Product (w) the Company must provide written notice to Synopsys that it believes one of the foregoing events has occurred, (x) Synopsys is given 30 days to review such notice; (y) the parties meet and discuss in good faith potential remedies for the situation and (z) if such discussions fail Synopsys has the opportunity to take the matter before a mutually acceptable impartial third party, and if Synopsys elects to do so such third party determines that the Company is justified in invoking the preceding sentence. The Company agrees that as of the date of this Agreement the functionality and price of FPGA Express are competitive.

               (e) During the Restricted Period, the Company will not anywhere in the world (directly or indirectly and whether as an agent, consultant, advisor, independent contractor, partner or otherwise) develop, sell, license, market, distribute or support any product or service that performs FPGA Analysis, and that is not being offered by the Company on the date of execution of this Agreement, unless the Company shall have first offered to Synopsys the opportunity to provide the Company with such product or service and Synopsys shall have declined to provide such a product or service to the Company or to develop such a product for the Company on commercially reasonable terms. The Company agrees that if Synopsys proposes to replace any of the Company's FPGA Analysis products or capabilities with products or capabilities developed by Synopsys (e.g., timing analysis functionality currently offered by Blast), the Company will evaluate such replacement proposal in good faith and, upon the negotiation of commercially reasonable terms, will replace or substitute such products or capabilities with the products or capabilities offered by Synopsys; provided, however, that nothing set forth in this Section 3.1(d) shall require the Company to replace or substitute any products, capabilities or technologies existing on the date that Synopsys makes commercially available such product, capability, or technology, or to replace or postpone future upgrades to existing products, capabilities or technologies.

          3.2 NONSOLICITATION. The Company further agrees that it will not during the Restriction Period:

               (a) personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on their own behalf or on behalf of any other person or entity) any employee of Synopsys or any of Synopsys' subsidiaries to leave his or her employment with Synopsys or any of Synopsys' subsidiaries;

               (b) personally or through others, interfere or attempt to interfere with the relationship or prospective relationship of Synopsys or any of Synopsys' subsidiaries with any person or entity that is, was or is expected to become a customer or client of Synopsys or any of Synopsys subsidiaries.

          3.3 PROHIBITIONS ON SALE. During the Restricted Period with respect to Cadence (as defined herein) and for a period of six months from the date hereof with respect to any other person or entity, the Company will not, and will instruct its respective directors, officers, employees, representatives, investment bankers, agent, and affiliates not to, directly or indirectly (i) solicit or encourage submission of any Acquisition Proposal (as defined herein) by Cadence Design Systems, Inc., its subsidiaries, or affiliates (collectively, "Cadence") or any other person or entity or (ii) participate in any discussion or negotiations with, or disclose any non-public information concerning the Company to, or afford access to the properties, books, or records of the Company to, or otherwise assist or facilitate to, or afford access to the properties, books, or records of the Company to, or otherwise assist or facilitate, or enter into any agreement or understanding with Cadence or any other person or entity in connection with any Acquisition Proposal. For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer relating to (i) any merger, consolidation, sale or license of substantial assets or similar transactions involving the Company or any affiliate of the Company and Cadence or any other person or entity or (ii) sales by the Company or any affiliate of the Company of any shares of its capital stock or other ownership interests to Cadence or any other person or entity. The Company will (i) promptly notify Synopsys if it receives any proposal or written inquiry or written request for information in connection with an Acquisition Proposal or potential Acquisition Proposal involving Cadence or any other person or entity and (ii) notify Synopsys of all terms and conditions of such Acquisition Proposal. In addition, during the Restricted Period or the period ending six months from date hereof, as applicable, the Company will not, and will instruct its directors, officers, employees, representatives, investment bankers, agents, and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation, or solicitation of any Acquisition Proposal made by Cadence or any other person or entity.

          3.4 OPTION PLAN. During the Restricted Period, the Company will not approve any increase in the number of shares reserved for issuance under its 1998 Stock Incentive Plan.

          3.5 RESTRICTION PERIOD. For purposes of this Agreement, the "Restriction Period" shall mean the period beginning on date of this Agreement and ending on the earlier to occur of (i) two years from the date hereof and
(ii) the closing of the Initial Offering.

          3.6 AGREEMENT OF INVESTORS. Each Investor agrees, for itself and its successors, assigns, and any entity which it controls that, in consideration of Synopsys' approval of the investments being made by the Investors, it will use its reasonable best efforts consistent with its status as a stockholder of the Company (or to the extent such Investor is entitled to appoint or elect a member of the Company's Board of Directors, shall cause such director) to cause the Company to comply with the provisions of this Section 3. Without limiting the foregoing, each Investor further agrees that at any meeting of stockholder or pursuant to the solicitation of any written consent (i) relating to an Acquisition Proposal involving the Company and Cadence (if such vote is solicited prior to the end of the Restricted Period) or involving the Company and any other person or entity (if such vote is solicited prior to the end of six months from the date of this Agreement), it will vote all shares of the Company's voting securities held by such Investor against such Acquisition Proposal and (ii) relating to any increase in the number of shares reserved for issuance under the Company's 1998 Stock Incentive Plan that would result in a violation of Section 3.4 above, it will vote all shares of the Company's voting securities held by such Investor against approval of any such increase.

          3.7 PERMITTED INVESTMENTS. Nothing in this Section 3 shall prevent any Investor from investing in, becoming a security holder of, or otherwise taking an active management or investment interest in any entity (other than the Company) that competes with Synopsys (other than any investment interest in Cadence that would result from approval of any Acquisition Proposal involving the Company and Cadence).

     4.   MISCELLANEOUS.

          4.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          4.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          4.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7 ENTIRE AGREEMENT: AMENDMENTS AND WAIVERS. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority-in-interest of the Investors provided, however, that in the event that such amendment or waiver adversely affects the obligations and/or rights of Synopsys in a different manner than the other Holders, such amendment or waiver shall also require the written consent of Synopsys. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities each future holder of all such Registrable Securities, and the Company.

          4.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9 AGGREGATION OF STOCK. All Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS IMMEDIATELY]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                   VIEWLOGIC SYSTEMS, INC.



                                   By:
                                       ----------------------------------

                                   Title:


                                   SYNOPSYS, INC.



                                   By:
                                       ----------------------------------


                                   Title:




                                   INVESTORS:


                                   DLJ Capital Corp.


                                   By:
                                       ----------------------------------
                                         Keith B. Geeslin, Attorney-in-Fact

                                   Address:
                                   30000 Sand Hill Road
                                   Building 4, Suite 270
                                   Menlo Park, CA 94025



       [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT DATED OCTOBER ___, 1998]

                                   INVESTORS:

                                   DLJ ESC II, L.P.
                                   By:  DLJ LBO Plans
                                         Management Corporation
                                   Its:  Manager


                                   By:
                                       ----------------------------------
                                      Keith B. Geeslin, Attorney-in-Fact

                                   Address:
                                   30000 Sand Hill Road
                                   Building 4, Suite 270
                                   Menlo Park, CA 94025


                                   Sprout Capital VIII, L.P.
                                   By:  DLJ Capital Corp.
                                   Its:  Managing General Partner


                                   By:
                                       ----------------------------------
                                      Keith B. Geeslin, Attorney-in-Fact

                                   Address:
                                   30000 Sand Hill Road
                                   Building 4, Suite 270
                                   Menlo Park, CA 94025


                                   Sprout Venture Capital, L.P.

                                   By:  DLJ Capital Corp.
                                   Its:  Managing General Partner


                                   By:
                                       ----------------------------------
                                      Keith B. Geeslin, Attorney-in-Fact

                                   Address:
                                   30000 Sand Hill Road
                                   Building 4, Suite 270
                                   Menlo Park, CA 94025



       [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT DATED OCTOBER ___, 1998]

                                   INVESTORS:

                                   Sprout Growth II, L.P.
                                   By:  DLJ Capital Corp.
                                   Its:  Managing General Partner


                                   By:
                                       ----------------------------------
                                      Keith B. Geeslin, Attorney-in-Fact

                                   Address:
                                   30000 Sand Hill Road
                                   Building 4, Suite 270
                                   Menlo Park, CA 94025


                                   The Sprout CEO Fund, L.P.
                                   By:  DLJ Capital Corp.
                                   Its:  Managing General Partner


                                   By:
                                       ----------------------------------
                                      Keith B. Geeslin, Attorney-in-Fact

                                   Address:
                                   3000 Sand Hill Road
                                   Building 4, Suite 270
                                   Menlo Park, CA 94025


                                   Needham Capital Partners II, L.P.


                                   By:
                                       ----------------------------------
                                      John C. Michaelson
                                      Its:  General Partner

                                   Address:
                                   445 Park Avenue
                                   New York, NY  10022



       [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT DATED OCTOBER ___, 1998]

                                   Needham Capital Partners II (Bermuda), L.P.



                                   By:
                                       ----------------------------------
                                      John C. Michaelson
                                      Its: General Partner

                                   Address:
                                   445 Park Avenue
                                   New York, NY  10022


                                   Marquette Venture Partners III, L.P.
                                   By: Marquette III, L.L.C.
                                   Its:  General Partner


                                   By:
                                       ----------------------------------
                                      James E. Daverman or Lloyd D. Ruth
                                      Its: Authorized Signatory

                                   Address:
                                   520 Lake Cook Road
                                   Deerfield, IL  60015



                                   --------------------------------------
                                   Niel R. Hammer

                                   Address:
                                   441 Shamrock Boulevard
                                   Venice, FL  34293-1723



                                   --------------------------------------
                                   John Barr

                                   Address:
                                   380 Shelborne Terrace
                                   Ridgewood, NJ  07540


       [SIGNATURE PAGE TO INVESTOR'S RIGHTS AGREEMENT DATED OCTOBER ___, 1998]